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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-14957 and No. 33-52078) pertaining to the 401(k) Profit Sharing Plan of NCI Building Systems, Inc., Registration Statements (Form S-8 No. 333-34899, No. 33-52080 and No. 333-12921) pertaining to the Nonqualified Stock Option Plan of NCI Building Systems, Inc., and Registration Statement (Form S-4 No. 333-80029) of NCI Building Systems, Inc. and in the related Prospectus of our report dated December 10, 2002, with respect to the consolidated financial statements of NCI Building Systems, Inc. incorporated by reference in the Annual Report (Form 10-K) for the fiscal year ended November 2, 2002, and our report dated December 10, 2002 with respect to the financial statement schedule of NCI Building Systems, Inc. included in the Annual Report (Form 10-K) for the fiscal year ended November 2, 2002.



                                                          /s/ ERNST & YOUNG LLP

Houston, Texas
January 28, 2003